Exhibit 99.1

HSBC FINANCE CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information and explanatory notes present the historical condensed consolidated balance sheet for HSBC Finance Corporation (“HSBC Finance”) as of December 31, 2011 and the historical condensed consolidated statement of income (loss) for HSBC Finance for the year ended December 31, 2011, along with the unaudited pro forma condensed consolidated balance sheet for HSBC Finance as of December 31, 2011 and the unaudited pro forma condensed consolidated statement of income (loss) for HSBC Finance for the year ended December 31, 2011. Consistent with the requirements of Article 11 of Regulation S-X, the historical condensed consolidated statement of income (loss) has been presented on a continuing operations basis.  In our Form 10-K for the year ended December 31, 2011, the operations of our Card and Retail Services business were reported in discontinued operations.

The pro forma condensed consolidated financial statements give effect to the pro forma adjustments relating to the sale of the Cards and Retail Services business to Capital One Financial Corporation completed on May 1, 2012.  The unaudited pro forma condensed consolidated balance sheet as of December 31, 2011 assumes the sale occurred on December 31, 2011.  The unaudited pro forma condensed consolidated statement of income (loss) for the year ended December 31, 2011 was prepared assuming the sale took place on January 1, 2011.  As a result, the actual pro forma impact to our condensed consolidated balance sheet will differ based upon the balances of the assets and liabilities outstanding and the cash proceeds allocated to HSBC Finance at the time the transaction was completed.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate what the results of operations or financial position would have been had the pro forma adjustments occurred on the dates referred to above or purport to be indicative of the future results of operations or financial position of HSBC Finance.

HSBC Finance Corporation

Pro Forma Condensed Consolidated Balance Sheet

At December 31, 2011

(Unaudited)

	Historical HSBC Finance Corporation	Pro Forma Adjustments(1)		HSBC Finance Corporation Pro Forma
	(in millions)
Assets
Cash	$222	$(195	)A	$27
Interest bearing deposits with banks	1,143	-		1,143
Securities purchased under agreements to resell	920	12,685	B	13,605
Securities available-for-sale	2,039	-		2,039
Receivables, net	43,128	-		43,128
Properties and equipment, net	92	-		92
Other assets	5,109	-		5,109
Assets of discontinued operations	10,816	(9,953	)C	863
Total assets	$63,469	$2,537		$66,006
Liabilities
Debt:
Due to affiliates	$8,262	$-		$8,262
Commercial paper	4,026	-		4,026
Long-term debt	39,790	-		39,790
Total debt	52,078	-		52,078
Other liabilities	2,989	-		2,989
Liabilities of discontinued operations	1,476	686	D	2,162
Total liabilities	56,543	686		57,229
Shareholders’ equity
Redeemable preferred stock	1,575	-		1,575
Common shareholder’s equity:
Common stock	-	-		-
Additional paid-in capital	23,966	-		23,966
Accumulated deficit	(18,219)	1,851	E	(16,368)
Accumulated other comprehensive loss	(396)	-		(396)
Total common shareholder’s equity	5,351	1,851		7,202
Total shareholders’ equity	6,926	1,851		8,777
Total liabilities and shareholders’ equity	$63,469	$2,537		$66,006

(1)  See Note 2, “Summary of Transaction,” for additional information regarding the adjustments.

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

 HSBC Finance Corporation

Pro Forma Condensed Consolidated Statement of Income (Loss)

Year Ended December 31, 2011

(Unaudited)

	Historical HSBC Finance Corporation	Other Adjustments(1)		HSBC Finance Corporation Pro Forma
	(in millions)
Finance and other interest income	$4,124	$-		$4,124
Interest expense	2,348	94	F	2,442
Net interest income	1,776	(94)		1,682
Provision for credit losses	4,418	-		4,418
Net interest income (loss) after provision for credit losses	(2,642)	(94)		(2,736)
Total other revenues	439	-		439
Total operating expenses	1,531	-		1,531
Loss from continuing operations before income tax	(3,734)	(94)		(3,828)
Income tax benefit	1,424	33	G	1,457
Loss from continuing operations	$(2,310)	$(61)		$(2,371)

(1)  See Note 2, “Summary of Transaction,” for additional information regarding the adjustments.

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

HSBC FINANCE CORPORATION

NOTES TO UNAUDITED CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

Note 1: Basis of Presentation

The unaudited pro forma condensed consolidated financial information reflecting the sale of the Cards and Retail Services business is based on the historical consolidated financial statements of HSBC Finance adjusted to exclude the impact of the Cards and Retail Services business as if it had been sold on January 1, 2011 for purposes of the unaudited pro forma condensed consolidated statement of income (loss) and at December 31, 2011 for purposes of the unaudited pro forma condensed consolidated balance sheet. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of HSBC Finance’s results of operations had the sale been consummated on January 1, 2011, or financial position had the sale been consummated as at December 31, 2011, nor is it necessarily indicative of the results of operations in future periods or the future financial position of HSBC Finance.

Consistent with the requirements of Article 11 of Regulation S-X, the historical condensed consolidated statement of income (loss) has been presented on a continuing operations basis.  In our Form 10-K for the year ended December 31, 2011, the operations of our Card and Retail Services business were reported in discontinued operations.  The unaudited pro forma condensed financial information should be read in conjunction with the historical consolidated financial statements of HSBC Finance and related notes thereto.

Note 2: Summary of Transaction

The following pro forma adjustments have been reflected in the unaudited pro forma condensed consolidated financial information. All adjustments are based on current assumptions which are subject to change.

Balance Sheet Adjustments

A               The pro forma adjustment for cash reflects the following:

Pro Forma Adjustment
(in millions)
Represents the pay down of long-term debt secured by credit card receivables immediately prior to the transaction	$(195)
Represents cash proceeds allocated to HSBC Finance	12,685
Represents the investment of the cash proceeds allocated to HSBC Finance in short-term investments for the purposes of paying down debt as it matures in future periods and general corporate purposes	(12,685)
$(195)

B               Represents the investment of the cash proceeds allocated to HSBC Finance in short-term investments for the purposes of paying down debt as it matures in future periods and for general corporate purposes.

C               Represents the assets of discontinued credit card operations which as a result of this transaction will not remain on our consolidated balance sheet.

D               The pro forma adjustment for liabilities of discontinued operations reflects the following:

Pro Forma Adjustment
(in millions)
Represents the pay down of long-term debt secured by credit card receivables immediately prior to the transaction.	$(195)
Represents other liabilities which as a result of this transaction will not remain on our consolidated balance sheet	(202)
Represents third-party advisory and other fees associated with the transaction	68
Represents the net effect on deferred tax liabilities of the estimated gain on sale based on asset values as of December 31, 2011 at the statutory income tax rates	1,015
$686

E               Represents the estimated after-tax gain on sale related to the transaction based on asset values and purchase price allocation as of December 31, 2011.

Income Statement Adjustments

F                Represents the reversal of interest expense which was allocated to our discontinued credit card operations in our historical consolidated statement of income (loss) for the year ended December 31, 2011 in accordance with our existing internal transfer pricing policy as external interest expense is unaffected by the classification of businesses as discontinued operations.  As a result, no interest expense has been allocated to the Card and Retail Services business for the purposes of this pro forma condensed consolidated statement of income (loss).

G              Represents the net effect of the pro forma adjustments at the statutory income tax rates.

Note 3: Use of Proceeds

Based on asset values at December 31, 2011, total consideration received as a result of this transaction would have been approximately $12.7 billion.  We invested the proceeds in short-term investments to be used in future periods to pay down long-term debt as it matures and for general corporate purposes.  Had these short-term investments been on our balance sheet throughout 2011, other revenues would have increased by $20 million during the year ended December 31, 2011 based on the interest rates prevailing during the year.

Note 4:  Other Transactions

On July 31, 2011, our affiliate HSBC USA Inc. announced they had reached an agreement to sell, among other things, certain loans to First Niagara Bank, N.A. (“First Niagara”). The account relationships associated with a portion of the loans being sold to First Niagara are owned by HSBC Finance.  The transaction with First Niagara, combined with our desire to surrender the national bank charter of our credit card banking subsidiary, HSBC Bank Nevada, N.A. to the Office of the Comptroller of the Currency as soon as practicable after the sale of our Card and Retail Services business to Capital One Financial Corporation, resulted in the sale of all cardholder relationships not being sold to Capital One Financial Corporation reflected in assets of discontinued operations totaling $29 million to HSBC USA Inc. and its subsidiaries during March 2012, resulting in a gain of $79 million.  This transaction has not been reflected in the above unaudited pro forma condensed consolidated balance sheet or the unaudited pro forma condensed consolidated statement of income (loss).